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                                                                    Exhibit 99.1

                         Mellon Financial Corporation
                        Charter of the Audit Committee
                           of the Board of Directors

I.   PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities in respect of:

.. The integrity of the Corporation's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

.. The independence and performance of the Corporation's independent auditors and internal auditors.

.. Compliance with legal and regulatory requirements, including without limitation, with respect to the conduct of the Corporation's fiduciary and investment businesses.

The Audit Committee shall be available to provide an avenue of communication among the independent auditors, management, the internal auditors and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Corporation's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

For purposes of this Charter, the term "review" when used with respect to a responsibility or duty of the Audit Committee shall mean such consideration and evaluation as the Audit Committee in its business judgment shall determine to be appropriate and shall not mean or require a "review" as contemplated in Statement on Auditing Standards No. 71.

II.  ALLOCATION OF RESPONSIBILITIES

The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to provide reasonable assurance of compliance with accounting standards and those laws and regulations applicable to the Corporation's various business activities.

The internal auditors are responsible for providing reliable and timely information to the Board of Directors and senior management concerning the quality and effectiveness of, and the level of adherence to, the Corporation's control and compliance procedures and risk management systems. The independent auditors are responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q.

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In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing.
As such, it is not the duty or responsibility of the Audit Committee or its members to plan or conduct audits, to conduct "field work" or other types of auditing or accounting reviews or procedures or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. In addition, it is not the responsibility of the Audit Committee to plan or conduct investigations, to resolve disagreements, if any, between management and the independent auditors, to assure compliance with laws and regulations and the Corporation's Code of Conduct or to set auditor independence standards. Each member of the Audit Committee shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by those persons and under those circumstances specified in the Pennsylvania Business Corporation Law.

III. COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall, in the Board's business judgment, be free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall be financially literate as interpreted by the Board of Directors in its business judgment. At least one member of the Committee shall have accounting or related financial management expertise as interpreted by the Board of Directors in its business judgment.

Audit Committee members, including a Chairman and a Vice Chairman, shall be appointed by the Board of Directors on recommendation of the Nominating Committee and serve at the pleasure of the Board. If the Audit Committee Chairman is not present at a meeting of the Committee, the Vice Chairman shall preside.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The agenda for each Audit Committee meeting will provide time during which the Committee can meet separately in executive session with management, the Chief Auditor, the independent auditors and as a Committee to discuss any matters that the Committee or any of these groups believe should be discussed.

IV.  RESPONSIBILITIES AND DUTIES

A.   Review Procedures
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The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter at least annually; submit the Charter to the Board of Directors for approval and cause the Charter to be published in the Corporation's proxy statement at least every three years in accordance with Securities and Exchange Commission regulations.

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     2.   Review the Corporation's annual audited financial statements prior to filing or distribution and recommend whether the financial statements should be included in the Corporation's Annual Report on Form 10-K. This review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

     3. In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Corporation's financial reporting processes and controls; discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and review significant findings and reports prepared by the internal auditors together with management's responses.

     4. Review with financial management and the independent auditors the Corporation's quarterly financial results prior to the release of earnings and/or the Corporation's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item B.5).

     5.   Serve as the Audit Committee for Mellon Bank (DE) National
          Association.

B.   Independent Auditors

1. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors have the ultimate authority and responsibility to recommend and appoint, respectively (subject to shareholder ratification), evaluate and, where appropriate, replace the independent auditors.

     2. The Audit Committee shall approve on an annual basis the estimated fees to be paid to the independent auditors for the annual audit of the consolidated financial statements of the Corporation and limited reviews of its quarterly financial information. The Audit Committee shall also approve the nature of any significant non-audit services to be provided by the independent auditors.

     3. The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Corporation, and the Audit Committee is responsible for actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and for recommending that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     4. The Audit Committee shall review the independent auditors engagement letter and discuss general audit approach.

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     5.   Prior to releasing the year-end earnings, the Audit Committee shall discuss the results of the audit with the independent auditors. The Audit Committee shall also discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     6. The Audit Committee shall consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

C.   Internal Audit Department and Legal Compliance

     1. The Audit Committee shall review the organizational structure and qualifications of the internal audit department and the scope of its work and planned activities. At least annually, the Audit Committee shall review the plans and proposed activities of the internal audit department with respect to the conduct of the Corporation's fiduciary and investment businesses.

     2. The Audit Committee shall review the appointment, performance and replacement of the Chief Auditor.

     3. Except to the extent subject to the jurisdiction of another committee of the Board of Directors pursuant to that committee's charter,

          (a) the Audit Committee shall review significant findings identified by the internal audit department, including without limitation those related to the conduct of the Corporation's fiduciary and investment businesses, together with management's responses and follow-up to these reports;

          (b) on a quarterly basis, the Audit Committee shall review with the Corporation's counsel any significant litigation, including without limitation litigation related to the conduct of the Corporation's fiduciary and investment businesses; and

          (c) the Audit Committee shall review significant reports from regulatory agencies, including without limitation those related to the conduct of the Corporation's fiduciary and investment businesses, and management's responses.

D.   Other Audit Committee Responsibilities

The Audit Committee shall:

     1. Annually prepare a report to shareholders to be contained in the Corporation's annual proxy statement as required by the Securities and Exchange Commission.

     2. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law as the Board of Directors shall specifically delegate to the Audit Committee.

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     3.   Maintain minutes of meetings and periodically report to the Board of
          Directors on significant results of the foregoing activities.

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